EXHIBIT 99.2

WESTERN GAS PARTNERS, LP

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Introduction	2

Unaudited Pro Forma Condensed Consolidated Statement of Income for the Year Ended December 31, 2011	4

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2011	5

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements	6

INTRODUCTION

The unaudited pro forma condensed consolidated financial statements present the impact on Western Gas Partners, LP’s (collectively with its subsidiaries, the “Partnership”) results of operations and financial position attributable to the acquisition of certain midstream assets from affiliates of Anadarko Petroleum Corporation pursuant to the Contribution Agreement dated as of December 15, 2011 (the “MGR Contribution Agreement”), with an effective date for accounting purposes of January 1, 2012. The Partnership’s general partner is Western Gas Holdings, LLC (the “general partner” or “GP”), a wholly owned subsidiary of Anadarko Petroleum Corporation. “Anadarko” or “Parent” refers to Anadarko Petroleum Corporation and its consolidated subsidiaries, excluding the Partnership and the general partner; and “affiliates” refers to wholly owned and partially owned subsidiaries of Anadarko, excluding the Partnership.

Pursuant to the MGR Contribution Agreement, the Partnership acquired a 100% ownership interest in Mountain Gas Resources, LLC, which owns the Red Desert Complex (“Red Desert”), a 22% interest in Rendezvous Gas Services, LLC (“Rendezvous”) and certain additional midstream assets and equipment. Red Desert, located in the greater Green River Basin in southwestern Wyoming, includes the Patrick Draw processing plant, the Red Desert processing plant, 1,295 miles of gathering lines and related facilities. Rendezvous owns a 338-mile mainline gathering system serving the Jonah and Pinedale Anticline fields in southwestern Wyoming, which delivers gas to the Granger complex and other locations. The acquired assets are referred to collectively as the “MGR assets” or “MGR,” and the acquisition is referred to as the “MGR acquisition.”

The contribution of the MGR assets to the Partnership was recorded at Anadarko’s historical cost as this transaction is considered a reorganization of entities under common control. After the acquisition of assets from Anadarko, the Partnership is required to revise its financial statements to include the activities of the acquired assets as of the date of common control.

The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2011, and the unaudited pro forma condensed consolidated balance sheet as of December 31, 2011, are based upon the historical consolidated financial statements of the Partnership, as presented in the Partnership’s Form 10-K for the year ended December 31, 2011, and the historical financial statements of the MGR assets, as presented in Exhibit 99.1 of this Current Report on Form 8-K/A. The unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2011, has been prepared as if the MGR acquisition occurred on January 1, 2011. The unaudited pro forma condensed consolidated balance sheet has been prepared as if the MGR acquisition occurred on December 31, 2011. The unaudited pro forma condensed consolidated financial statements have been prepared based on the assumption that the Partnership will continue to be treated as a partnership for U.S. federal and state income tax purposes and therefore will not be subject to U.S. federal income taxes and state income taxes, except for the Texas margin tax. The unaudited pro forma condensed consolidated financial statements have also been prepared based on certain pro forma adjustments as described in Note 2. Pro Forma Adjustments.

The audited historical financial statements of the MGR assets as set forth in Exhibit 99.1 of this Current Report on Form 8-K/A as of and for the year ended December 31, 2011, and the Partnership’s audited historical consolidated financial statements as set forth in its Form 10-K as of and for the year ended December 31, 2011, as filed with the U.S. Securities and Exchange Commission, are qualified in their entirety by reference to such historical financial statements and related notes contained in those reports. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes thereto.

INTRODUCTION (CONTINUED)

The pro forma adjustments reflected in the unaudited pro forma condensed consolidated financial statements are based upon currently available information and certain assumptions and estimates; therefore, the actual effects of these transactions will differ from the pro forma adjustments. However, the Partnership’s management considers the applied estimates and assumptions to provide a reasonable basis for the presentation of the significant effects of certain transactions that are expected to have a continuing impact on the Partnership. In addition, the Partnership’s management considers the pro forma adjustments to be factually supportable and to appropriately represent the expected impact of items that are directly attributable to the transfer of the MGR assets to the Partnership.

The pro forma adjustments included in the unaudited pro forma condensed consolidated financial statements reflect the MGR acquisition, including the following significant transactions:

•	the Partnership’s $299.0 million of borrowings under its revolving credit facility to partially finance the MGR acquisition;

•	the Partnership’s use of $159.6 million of cash-on-hand to fund a portion of the cash consideration paid to Anadarko for the MGR acquisition;

•	the Partnership’s issuance of 632,783 common units and 12,914 general partner units to Anadarko in connection with the MGR acquisition; and

•	Anadarko’s contribution of the MGR assets to the Partnership.

From and after the closing of the MGR acquisition and related transactions, the MGR assets will be subject to the terms and conditions of various agreements between the Partnership and Anadarko, including the following:

•

an omnibus agreement that provides for certain indemnifications, reimbursement for expenses paid by Anadarko on behalf of the Partnership and compensation to Anadarko for providing the Partnership with certain general and administrative services and insurance coverage;

•

a services and secondment agreement pursuant to which specified employees of Anadarko are seconded to the general partner to provide operating, routine maintenance and other services with respect to the assets owned and operated by the Partnership under the direction, supervision and control of the general partner;

•

a tax sharing agreement pursuant to which the Partnership will reimburse Anadarko for the Partnership’s estimated share of Texas margin tax borne by Anadarko as a result of the MGR assets’ financial results being included in a combined or consolidated tax return filed by Anadarko with respect to periods subsequent to January 1, 2012;

•

a subsidiary guarantor agreement of partnership debt, from and after the closing of the MGR acquisition, MGR will be a subsidiary guarantor of (i) the Partnership’s $500 million in senior unsecured notes, and (ii) obligations created under the Partnership’s $800 million revolving credit facility; and

•

other routine agreements with Anadarko or its subsidiaries that arise in the ordinary course of business for gathering, processing, treating, transportation and compression services and other operational matters.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that would have occurred if the Partnership had acquired the MGR assets on the dates indicated nor are they indicative of the future operating results of the Partnership.

WESTERN GAS PARTNERS, LP

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31, 2011

(UNAUDITED)

thousands except per-unit amounts	Partnership Historical	MGR Assets Historical	Pro Forma Adjustments		Partnership Pro Forma
Revenues – affiliates
Gathering, processing and transportation of natural gas and natural gas liquids	$ 216,445	$ 1,783	$ (376)	(a)	$ 217,852
Natural gas, natural gas liquids and condensate sales	276,746	140,801	—		417,547
Equity income and other, net	12,427	1,171	—		13,598

Total revenues – affiliates	505,618	143,755	(376)		648,997
Revenues – third parties
Gathering, processing and transportation of natural gas and natural gas liquids	70,524	12,954	—		83,478
Natural gas, natural gas liquids and condensate sales	84,836	—	—		84,836
Other, net	3,102	2,851	—		5,953

Total revenues – third parties	158,462	15,805	—		174,267

Total revenues	664,080	159,560	(376)		823,264

Operating expenses
Cost of product (1)	247,302	80,443	(376)	(a)	327,369
Operation and maintenance (1)	101,754	17,351	—		119,105
General and administrative (1)	35,388	3,725	(772)	(b)	38,341
Property and other taxes	15,695	885	—		16,580
Depreciation, amortization and impairments	88,454	23,450	—		111,904

Total operating expenses	488,593	125,854	(1,148)		613,299

Operating income	175,487	33,706	772		209,965
Interest income – affiliates	16,900	12,874	(12,874)	(c)	16,900
Interest expense (2)	(31,559)	—	(5,366)	(d)	(36,925)
Other income (expense), net	(1,624)	1,580	—		(44)

Income before income taxes	159,204	48,160	(17,468)		189,896
Income tax expense	2,161	16,857	(18,229)	(e)	789

Net income	157,043	31,303	761		189,107
Net income attributable to noncontrolling interests	14,103	—	—		14,103

Net income attributable to Western Gas Partners, LP	$ 142,940	$ 31,303	$ 761		$ 175,004

Pre-acquisition net income allocated to Parent	$ 2,781				$ 2,781
General partner interest in net income (3)	$ 8,599				$ 9,281
Limited partners’ interest in net income	$ 131,560				$ 162,942
Net income per common unit – basic and diluted	$ 1.64				$ 2.02
Net income per subordinated unit – basic and diluted (4)	$ 1.28				$ 1.56
Weighted average units outstanding - basic and diluted
Common units	67,333				67,966
Subordinated units (4)	16,431				16,431

(1)

As it relates to Partnership financial statements, cost of product includes product purchases from Anadarko (as defined in the Introduction) of $75.9 million, operation and maintenance includes charges from Anadarko of $44.1 million, and general and administrative includes charges from Anadarko of $28.1 million for the year ended December 31, 2011.

(2)	Partnership financial statements include affiliate (as defined in the Introduction) interest expense of $6.1 million for year ended December 31, 2011.
(3)	Partnership historical information represents net income for periods including and subsequent to the acquisition of the assets owned by the Partnership as of December 31, 2011.
(4)

All subordinated units were converted to common units on a one-for-one basis on August 15, 2011. For purposes of calculating net income per common and subordinated unit, the conversion of the subordinated units is deemed to have occurred on July 1, 2011. See Note 3.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

WESTERN GAS PARTNERS, LP

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2011

(UNAUDITED)

thousands	Partnership Historical	MGR Assets Historical	Pro Forma Adjustments		Partnership Pro Forma
ASSETS
Current assets
Cash and cash equivalents	$ 226,559	$ —	$ 299,000	(f)	$ 66,972
			(458,587)	(f)
Accounts receivable, net	22,197	506	—		22,703
Other current assets (1)	6,794	392	—		7,186

Total current assets	255,550	898	(159,587)		96,861
Note receivable – Anadarko	260,000	—	—		260,000
Plant, property and equipment
Cost	2,223,800	414,213	—		2,638,013
Less accumulated depreciation	452,866	132,923	—		585,789

Net property, plant and equipment	1,770,934	281,290	—		2,052,224
Goodwill and other intangible assets	116,994	18,000	—		134,994
Equity investments	39,978	69,839	—		109,817
Other assets	8,164	15,979	—		24,143

Total assets	$ 2,451,620	$ 386,006	$ (159,587)		$ 2,678,039

LIABILITIES, EQUITY AND PARTNERS’ CAPITAL
Current liabilities
Accounts and natural gas imbalance payables (2)	$ 25,744	$ 856	$ —		$ 26,600
Accrued ad valorem taxes	7,882	304	—		8,186
Income taxes payable	495	—	124	(e)	619
Accrued liabilities (3)	36,973	4,342	—		41,315

Total current liabilities	71,094	5,502	124		76,720
Long-term debt – third parties	494,178	—	299,000	(f)	793,178
Note payable – Anadarko	175,000	—	—		175,000
Deferred income taxes	873	106,504	(106,504)	(e)	873
Asset retirement obligations and other	62,769	4,400	—		67,169

Total long-term liabilities	732,820	110,904	192,496		1,036,220

Total liabilities	803,914	116,406	192,620		1,112,940
Equity and partners’ capital
Common units	1,495,253	—	(83,090)	(f)	1,412,163
General partner units	31,729	—	483	(f)	32,212
Parent net investment	—	269,600	(375,979)	(f)	—
			106,379	(e)

Total partners’ capital	1,526,982	269,600	(352,207)		1,444,375
Noncontrolling interests	120,724	—	—		120,724

Total equity and partners’ capital	1,647,706	269,600	(352,207)		1,565,099

Total liabilities, equity and partners’ capital	$ 2,451,620	$ 386,006	$ (159,587)		$ 2,678,039

(1)	As it relates to Partnership financial statements, other current assets includes natural gas imbalance receivables from affiliates of $0.5 million as of December 31, 2011.
(2)	As it relates to Partnership financial statements, accounts and natural gas imbalance payables includes amounts payable to affiliates of $5.9 million as of December 31, 2011.
(3)	As it relates to Partnership financial statements, accrued liabilities includes amounts payable to affiliates of $0.3 million as of December 31, 2011.

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

WESTERN GAS PARTNERS, LP

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The unaudited pro forma condensed consolidated financial statements are based upon the audited historical consolidated financial statements of the Partnership and the audited historical financial statements of the MGR assets. The unaudited pro forma condensed consolidated financial statements present the impact of the MGR acquisition, which is described in the Introduction, on the Partnership’s results of operations and financial position. The contribution of the MGR assets to the Partnership was recorded at Anadarko’s historical cost as this transaction is considered a reorganization of entities under common control.

2. PRO FORMA ADJUSTMENTS

The following adjustments for the Partnership have been prepared (i) as if the MGR acquisition occurred on January 1, 2011, in the case of the unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2011, and (ii) as if the MGR acquisition occurred on December 31, 2011, in the case of the unaudited pro forma condensed consolidated balance sheet as of December 31, 2011:

a)	The elimination of intercompany gathering revenue and cost of product between the Partnership and the MGR assets;

b)	The elimination of transaction costs included in the historical financial statements of the Partnership which are directly related to the MGR acquisition;

c)	The elimination of historical interest income, net resulting from the non-cash settlement of receivables and payables from or owed to Anadarko prior to the acquisition of the MGR assets;

d)	The inclusion of interest expense on the Partnership’s $299.0 million of borrowings under the Partnership’s revolving credit facility, which bears interest at a variable rate, to partially finance the MGR acquisition;

e)	The elimination of historical current and deferred income taxes, as the Partnership is generally not subject to federal and state income taxes, other than Texas margin tax. Texas margin taxes that continue to be borne by the Partnership on the portion of the Partnership’s pro forma income that is allocable to Texas, have not been eliminated;

f)	The acquisition of the MGR assets by the Partnership, including the payment of $458.6 million of cash (representing $159.6 million of cash on hand and $299.0 million borrowed under its revolving credit facility) and the issuance of 632,783 common units and 12,914 general partner units to Anadarko. The excess of cash consideration paid over the historical net book value of assets acquired and liabilities assumed is recorded as a decrease to partners’ capital for the common unitholders and the general partner.

In connection with the MGR acquisition, the Partnership entered into 10-year, fee-based gathering and processing agreements with Anadarko effective on December 1, 2011 for all affiliate throughput on the MGR assets. Also, in connection with the MGR acquisition, the Partnership entered into commodity price swap agreements with Anadarko, each agreement effective for one year, beginning January 1, 2012, and extending through December 31, 2016, to mitigate exposure to commodity price volatility that would otherwise be present as a result of the Partnership’s acquisition of the MGR assets. The impact of the fee-based gathering agreements and the commodity price swap agreements is not reflected in the unaudited pro forma condensed consolidated financial statements.

WESTERN GAS PARTNERS, LP

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

3. PRO FORMA NET INCOME PER UNIT

Earnings per unit is calculated based on the assumption that the Partnership distributes to its unitholders an amount of cash equal to net income attributable to Western Gas Partners, LP, notwithstanding the general partner’s ultimate discretion over the amount of cash to be distributed for the period, the existence of other legal or contractual limitations that would prevent distributions of all of the net income for the period or any other economic or practical limitation on the ability to make a full distribution of all of the net income for the period. Earnings per unit is calculated by applying the provisions of the partnership agreement that govern actual cash distributions to the notional cash distribution amount, including giving effect to incentive distributions, when applicable. The allocation of undistributed earnings, or net income attributable to Western Gas Partners, LP in excess of distributions, to the incentive distribution rights is limited to available cash (as defined by the partnership agreement) for the period.

From its inception through June 30, 2011, the Partnership paid equal distributions per unit on common, subordinated and general partner units. Upon payment of the cash distribution for the second quarter of 2011, the financial requirements for the conversion of all subordinated units were satisfied. As a result, the 26,536,306 subordinated units were converted on August 15, 2011, on a one-for-one basis, into common units. For purposes of calculating net income per common and subordinated unit, the conversion of the subordinated units is deemed to have occurred on July 1, 2011. The Partnership’s net income was allocated to the general partner and the limited partners, including the holders of the subordinated units, through June 30, 2011, in accordance with their respective ownership percentages. The conversion does not impact the amount of the cash distribution paid or the total number of the Partnership’s outstanding units representing limited partner interests.

For purposes of calculating pro forma net income per unit, management assumed that annual pro forma cash distributions were equal to annual pro forma earnings. Pro forma basic and diluted net income per unit is calculated by dividing the limited partners’ interest in net income by the number of units outstanding as of December 31, 2011. The pro forma weighted average number of common units and general partner units outstanding are based on the weighted average number of units outstanding during the year ended December 31, 2011, adjusted to give effect to the common units and general partner units issued in connection with the MGR acquisition as if such units were issued on January 1, 2011.

Pursuant to the limited partnership agreement, to the extent that the quarterly distributions exceed certain targets, the general partner is entitled to receive certain incentive distributions that will result in more net income being proportionately allocated to the general partner than to the holders of common and subordinated units. The pro forma net income per unit would have been sufficient to generate incentive distribution payments to our general partner and the effect of such incentive distributions are reflected in the pro forma net income per unit for the year ended December 31, 2011. However, because (i) the partnership agreement requires the Partnership to distribute available cash rather than the earnings reflected in the Partnership’s income statement and (ii) the pro forma net income per unit calculation has been prepared on a year-to-date basis in lieu of a quarterly basis, actual cash distributions declared and paid by the Partnership may vary significantly from reported pro forma net income per unit.

Immediately subsequent to the MGR acquisition, Anadarko held 1,852,527 general partner units, representing a 2.0% general partner interest in the Partnership, 100% of the Partnership incentive distribution rights and 40,422,004 common units, representing an aggregate 43.6% limited partner interest in the Partnership. The public held 50,351,778 common units, representing a 54.4% limited partner interest in the Partnership.

WESTERN GAS PARTNERS, LP

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

3. PRO FORMA NET INCOME PER UNIT (CONTINUED)

The following table illustrates the Partnership’s calculation of pro forma net income per common and subordinated unit:

thousands except per-unit amounts	Year Ended December 31, 2011
Pro forma net income attributable to Western Gas Partners, LP	$ 175,004
Less pre-acquisition net income allocated to Parent	2,781
Less general partner interest in pro forma net income	9,281

Limited partners’ interest in pro forma net income	$ 162,942

Pro forma net income allocable to common units	$ 137,234
Pro forma net income allocable to subordinated units	25,708

Limited partners’ interest in pro forma net income	$ 162,942

Pro forma net income per unit – basic and diluted
Common units	$ 2.02
Subordinated units	$ 1.56

Pro forma weighted average units outstanding – basic and diluted
Common units	67,966
Subordinated units	16,431